Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Zura Bio Limited of our report dated April 5, 2023 relating to the financial statements of Zura Bio Limited, as of and for the period ended December 31, 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
June 13, 2023